UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 East 1st Avenue
Scottsdale, Arizona		85251-4304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Transitions

On December 27, 2024, each of Richard H. Dozer and Edward E. Mace resigned from the Board of Directors (the “Board”) of Viad Corp (the “Company”), effective as of December 31, 2024 (the “Effective Date”) and contingent upon the closing of the sale of the Company’s GES business.

Additionally, as previously announced by the Company, David W. Barry was appointed as President and Chief Executive Officer of the Company, effective as of the Effective Date. On the Effective Date, the Board elected Mr. Barry to the Board as a Class III director for a term expiring at the 2025 annual meeting of stockholders of the Company. Effective as of the Effective Date, Steven W. Moster stepped down from the role of President and Chief Executive Officer of the Company and as a director of the Company.

On the Effective Date, the Board resolved to reduce the size of the Board to seven directors. In connection with the foregoing director resignations, effective as of the Effective Date: (i) Joshua E. Schechter was appointed to serve as Chairman of the Board, (ii) Jill H. Bright was appointed to serve as Chair of the Human Resources Committee, (iii) Denise M. Coll transitioned off of the Corporate Governance and Nominating Committee and was appointed as a member of the Audit Committee and (iv) Beverly K. Carmichael was appointed to serve as the Chair of the Corporate Governance and Nominating Committee.

Moster Advisory Transition

Mr. Moster will continue to serve as an Advisor to the Company through March 1, 2025 (the “Advisory Period End Date” and the period of time from December 31, 2024 through the earlier of the Advisory Period End Date or Mr. Moster’s termination as an Advisor for any reason, the “Advisory Period”). On December 30, 2024, the Company entered into a transition agreement with Mr. Moster (the “Moster Transition Agreement”), which, subject to Mr. Moster’s execution of a release of claims and compliance with restrictive covenants, provides for, among other things, during the Advisory Period: (i) a base salary of $80,417 per month, prorated to reflect any partial month of employment; (ii) continued vesting of the outstanding Company stock options, restricted stock units and performance stock units (“PSUs”) held by Mr. Moster as of December 31, 2024 through March 1, 2025 in accordance with their terms; (iii) eligibility to receive an annual cash incentive award in respect of 2024 based on actual performance; and (iv) participation in the Company’s employee benefit and welfare plans.

In addition, upon expiration of the Advisory Period on the Advisory Period End Date or, if earlier, the termination of Mr. Moster’s employment as an Advisor due to his death or by the Company other than for “cause” (as defined in the Severance Agreement, dated December 3, 2014, by and between the Company and Mr. Moster (the “Severance Agreement”)), Mr. Moster will be entitled to the following severance benefits, subject to Mr. Moster’s execution of a release of claims and compliance with restrictive covenants: (a) $1,930,000 in cash severance, payable in a lump sum; (b) continued eligibility to receive an annual cash incentive award in respect of 2024 based on actual performance; (c) continuation of health and welfare benefits for two years post-termination (the “Severance Period”); (d) continuation of certain retirement benefits during the Severance Period; and (e) Company-sponsored outplacement assistance during the Severance Period.

The Moster Transition Agreement supersedes the Severance Agreement and Mr. Moster’s rights, if any, under the Company’s Executive Officer Pay Continuation Policy or the Company’s Executive Severance Plan (Tier I – 2013). The Moster Transition Agreement also provides that to the extent a “change in control” (as defined in the PSU award agreements) of the Company occurs during the Advisory Period, notwithstanding the terms of the PSU award agreements, any outstanding PSUs held by Mr. Moster will no longer automatically vest, on a prorated basis, at 100% of target as of the date of such change in control.

The description of the Moster Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Moster Transition Agreement, which is being filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 31, 2024, the Company issued a press release announcing the completion of the transactions contemplated by the Equity Purchase Agreement, dated as of October 20, 2024, between Viad Corp and TL Voltron Purchaser, LLC. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

As reported on a Current Report on Form 8-K on December 9, 2024, the Company previously (i) announced its intent to effect a mandatory conversion (the “Conversion”) of all of the shares of its 5.5% Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), pursuant to the terms of the Certificate of Designations of 5.5% Series A Preferred Stock and (ii)

delivered a notice of conversion to the holders (the “Holders”) of the Preferred Stock establishing December 31, 2024 as the effective date of the Conversion.

On December 31, 2024, the Company effected the Conversion by converting 135,000 shares of Preferred Stock into approximately 6.7 million shares of its common stock, par value $1.50 per share (the “Common Stock”) to be issued to the Holders on a pro rata basis, with fractional shares of Common Stock resulting from the Conversion settled in cash with the relevant Holders. Following the Conversion, the Company had 28 million shares of Common Stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Transition Agreement, dated December 30, 2024, between Viad Corp and Steven W. Moster.
99.1	Press Release issued by the Company, dated December 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp
(Registrant)

Date: December 31, 2024	By:	/s/ Ellen M. Ingersoll
Ellen M. Ingersoll
	Title:	Chief Financial Officer